UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

BBX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Florida	000-56177	82-4669146
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

BBX Capital Florida LLC
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[X]

Introduction

On September 30, 2020, Bluegreen Vacations Holding Corporation (formerly BBX Capital Corporation) (“BVH”) completed its previously announced spin-off (the “Spin-Off”) of BBX Capital, Inc. (formerly BBX Capital Florida LLC) (“New BBX Capital”). As described in further detail below, the Spin-Off resulted in (i) New BBX Capital becoming a separate, public company and (ii) the separation of BVH’s investment in Bluegreen Vacations Corporation (“Bluegreen Vacations”), which continues to be held by BVH, from all of BVH’s other businesses and investments, which are held by New BBX Capital. Information regarding the Spin-Off, including the expectation that the matters described in this Current Report on Form 8-K would occur upon consummation of the Spin-Off, were previously disclosed by BVH and New BBX Capital, including in New BBX Capital’s Registration Statement on Form 10, as amended (the “Form 10”), including the Information Statement dated August 27, 2020 (the “Information Statement”) which forms a part thereof and was mailed to BVH’s shareholders on or about September 28, 2020 in contemplation of the closing of the Spin-Off.

BVH effected the Spin-Off on September 30, 2020 by distributing to its shareholders 100% of the shares of New BBX Capital’s Class A Common Stock and Class B Common Stock. Specifically, BVH distributed to its shareholders one share of New BBX Capital’s Class A Common Stock for each share of BVH’s Class A Common Stock held of record as of the close of trading on September 22, 2020, the record date for the distribution, and one share of New BBX Capital’s Class B Common Stock for each share of BVH’s Class B Common Stock held of record as of the close of trading on September 22, 2020.  Each share of New BBX Capital’s Class A Common Stock and Class B Common Stock distributed in connection with the Spin-Off has attached thereto an accompanying preferred share purchase right issued under New BBX Capital’s previously announced Rights Agreement. As a result of the distribution, BVH no longer owns any interest in New BBX Capital, and the shareholders of BVH who received shares of New BBX Capital’s stock in the distribution have become the initial shareholders of New BBX Capital following the Spin-Off. Shareholders of BVH also retained their shares of BVH’s Class A Common Stock and/or Class B Common Stock.

In connection with the Spin-Off, effective September 29, 2020, New BBX Capital was converted from a Florida limited liability company to a Florida corporation, and its name was changed from BBX Capital Florida LLC to BBX Capital, Inc. Other than BVH’s investment in Bluegreen Vacations, New BBX Capital holds all of the businesses and investments previously held by BVH, including (i) BBX Capital Real Estate LLC, which is engaged in the acquisition, development, construction, ownership, financing, and management of real estate and investments in real estate joint ventures,  owns a 50% equity interest in The Altman Companies, a developer and manager of multifamily apartment communities, and manages the legacy assets retained in connection with the sale of BankAtlantic in 2012, including portfolios of loans receivable, real estate properties, and judgments, (ii) BBX Sweet Holdings, LLC, which owns interests in a number of companies operating in the candy and confectionery industry, and (iii) Renin Holdings, LLC, which is engaged in the design, manufacture, and distribution of sliding doors, door systems and hardware, and home décor products.  As described in further detail under Item 1.01 below, in connection with the completion of the Spin-Off, BVH issued a $75 million promissory note in favor of New BBX Capital.

New BBX Capital’s Class A Common Stock and Class B Common Stock commenced trading on the OTC Pink Market on October 1, 2020. On October 1, 2020, New BBX Capital’s Class A Common Stock was approved for trading on the OTCQX beginning with the opening of trading on October 2, 2020. Based on the limited public float of New BBX Capital’s Class B Common Stock, those shares will continue to trade on the OTC Pink Market. The trading symbol for New BBX Capital’s Class A Common Stock is “BBXIA,” and the trading symbol for New BBX Capital’s Class B Common Stock is “BBXIB.” The CUSIP number for New BBX Capital’s Class A Common Stock is 073319 105, and the CUSIP number for New BBX Capital’s Class B Common Stock is 073319 204.

Item 1.01 Entry into a Material Definitive Agreement.

As previously described, on September 30, 2020, BVH issued a $75 million promissory note in favor of New BBX Capital (the “Promissory Note”) in connection with the completion of the Spin-Off. Amounts outstanding under the Promissory Note will accrue interest at a rate of 6% per annum. The Promissory Note requires payments of interest only on a quarterly basis; provided, however, that interest payments may be deferred at the option of BVH, with interest on the entire outstanding balance thereafter to accrue at a cumulative, compounded rate of 8% per annum until such time as BVH is current on all accrued payments under the Promissory Note, including deferred interest. All outstanding amounts under the Promissory Note will become due and payable in five years or earlier upon certain events. The foregoing description of the Promissory Note is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the Promissory Note, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the previously disclosed Separation and Distribution Agreement entered into by BVH and New BBX Capital in connection with the Spin-Off, except for shared services agreements between BVH or its subsidiaries and New BBX Capital or its subsidiaries and the Separation and Distribution Agreement and other agreements and instruments entered into in connection with the Spin-Off, including the Promissory Note and the previously disclosed Tax Matters Agreement, Employee Matters Agreement and Transition Services Agreement, all previous agreements between BVH and New BBX Capital were terminated in connection with the completion of the Spin-Off on September 30, 2020. In connection with the foregoing, effective September 30, 2020, New BBX Capital and its subsidiaries exited the Agreement to Allocate Consolidated Income Tax Liabilities, Income Tax Liabilities and Benefits dated May 8, 2015 (the “Tax Agreement”) of BVH, New BBX Capital, and their respective subsidiaries (collectively, the “Affiliated Group”). Under the Tax Agreement, the parties calculated their respective income tax liabilities and attributes as if each of them was a separate filer. If any tax attributes were used by another party to the Tax Agreement to offset its tax liability, the party providing the benefit would be entitled to receive an amount for the tax benefits realized. It was agreed in connection with New BBX Capital’s exit from the Tax Agreement that (i) no amounts will be either due to or from New BBX Capital or its subsidiaries, on the one hand, and the other members of the Affiliated Group, on the other hand, pursuant to the terms of the Tax Agreement, and (ii) BVH will retain all benefits and will bear all burdens associated with any taxes paid or payable by the Affiliated Group for any tax years covered by the Tax Agreement, including the right to any refunds or liability for additional taxes payable by any members of the Affiliated Group during those years.

In addition, as previously disclosed, BVH, New BBX Capital, and certain of their subsidiaries, as borrowers (the “Borrowers”), were parties to a Loan and Security Agreement, dated March 6, 2018, with IBERIABANK, as administrative agent and a lender, as amended by the Loan Extension and Modification Agreement, dated July 17, 2019 (the “Loan Agreement”). The Loan Agreement provided for a $50 million revolving line of credit to the Borrowers. Effective September 30, 2020, the Loan Agreement was terminated at the request of BVH and New BBX Capital in connection with the completion of the Spin-Off. In connection with the termination, IBERIABANK released the security interest over all collateral granted to the lenders under the facility. No amounts were outstanding under the Loan Agreement at September 30, 2020 or June 30, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon New BBX Capital’s conversion to a Florida corporation on September 29, 2020, the following individuals became the executive officers and directors of New BBX Capital:

Executive Officers

Alan B. Levan,  Chairman

John E. Abdo, Vice Chairman

Jarett S. Levan,  President and Chief Executive Officer

Seth M. Wise, Executive Vice President

Brett Sheppard,  Chief Financial Officer

Directors

Alan B. Levan, Chairman

John E. Abdo, Vice Chairman

Jarett S. Levan

Seth M. Wise

Norman H. Becker

Andrew R. Cagnetta, Jr.

Steven M. Coldren

Gregory A. Haile

Willis N. Holcombe

Anthony P. Segreto

Neil Sterling

Information regarding New BBX Capital’s executive officers and directors, including their ages and other biographical information and, if applicable, their position(s) with BVH or other affiliates of New BBX Capital, is set forth in the “Management” section of the Information Statement and is incorporated herein by reference. Jarett S. Levan is the son of Alan B. Levan.

In addition, as described in the “Management” section of the Information Statement, the committees of New BBX Capital’s Board of Directors are expected to be as follows: (i) New BBX Capital’s Audit Committee is expected to be comprised of Norman H. Becker, Chairman, Andrew R. Cagnetta, Jr., Steven M. Coldren, and Gregory A. Haile; (ii) New BBX Capital’s Compensation Committee is expected to be comprised of Neil Sterling, Chairman, Steven M. Coldren, and Willis N. Holcombe; and (iii) New BBX Capital’s Nominating/Corporate Governance Committee is expected to be comprised of Steven M. Coldren, Chairman, Andrew R. Cagnetta, Jr., Gregory A. Haile, Anthony P. Segreto, and Neil Sterling.

Information regarding the expected compensation of New BBX Capital’s “Named Executive Officers” (as defined under Item 402 of Regulation S-K promulgated by the SEC), including the expectation that each Named Executive Officer will enter into an employment agreement with New BBX Capital and that New BBX Capital will adopt an equity compensation plan, is set forth in the “Executive Compensation” section of the Information Statement. Information regarding the expected compensation of New BBX Capital’s directors is set forth in the “Director Compensation” section of the Information Statement. However, the compensation of New BBX Capital’s executive officers and independent directors will be determined by New BBX Capital’s Compensation Committee and, as of the date of this Current Report on Form 8-K, New BBX Capital has not entered into any agreements or arrangements with any of its executive officers or independent directors with respect to their compensation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously described,  in connection with the Spin-Off, New BBX Capital was converted from a Florida limited liability company to a Florida corporation, and its name was changed from BBX Capital Florida LLC to BBX Capital, Inc., effective September 29, 2020. In connection with such conversion, New BBX Capital’s Articles of Incorporation and Bylaws, each in the form attached as an exhibit to the Form 10 and described in the Information Statement, including the “Description of Capital Stock” section thereof (which description is incorporated herein by reference), were adopted. Copies of New BBX Capital’s Articles of Incorporation and Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 8.01 Other Events.

On September 22, 2020, New BBX Capital announced that its subsidiary, IT’SUGAR LLC and its subsidiaries (“IT’SUGAR”), had filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code in the U.S. Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”). In connection with those proceedings, a subsidiary of New BBX Capital committed, subject to Bankruptcy Court approval, to provide up to $4.0 million of debtor-in-possession senior secured financing to IT’SUGAR. On September 30, 2020, the Bankruptcy Court approved the financing on the terms presented to the Bankruptcy Court.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No. Description

3.1  Articles of Incorporation of BBX Capital, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to New BBX Capital’s Registration Statement on Form 10, filed with the SEC on August 17, 2020)

3.2Bylaws of BBX Capital, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to New BBX Capital’s Registration Statement on Form 10, filed with the SEC on August 17, 2020)

10.1  Promissory Note dated September 30, 2020 issued by Bluegreen Vacations Holding Corporation in favor of BBX Capital, Inc.

10.2Lenders’ letter confirming the termination of the Loan and Security Agreement, dated March 6, 2018, with IBERIABANK, as administrative agent and a lender, as amended by the Loan Extension and Modification Agreement, dated July 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 2,  2020

BBX Capital, Inc.

By: /s/ Brett Sheppard
Brett Sheppard
Chief Financial Officer